EQT Reports Third Quarter 2025 Results

PITTSBURGH, October 21, 2025 -- EQT Corporation (NYSE: EQT) today announced financial and operational results for the third quarter of 2025.

Third Quarter 2025 Results:
•Production: Sales volume of 634 Bcfe, toward the high-end of guidance driven by strong well performance and compression project outperformance
•Capital Expenditures: $618 million, 10% below the mid-point of guidance due to continued efficiency gains and midstream cost optimization
•Realized Pricing: Differential $0.12 tighter than the mid-point of guidance due to strong gas marketing optimization results and tactical curtailment strategy
•Operating Costs: Record low per unit operating costs of $1.00 per Mcfe, 7% below the mid-point of guidance driven by lower-than-expected gathering, LOE and SG&A expense
•Cash Flow: Net cash provided by operating activities of $1,018 million; generated $484 million of free cash flow attributable to EQT(1)
•Balance Sheet: Exited the quarter with $8.2 billion total debt and just under $8.0 billion net debt(1)

Recent Highlights:
•Olympus Integration: Achieved operational integration of all upstream and midstream assets acquired from Olympus Energy 34 days after closing, the fastest operational transition in EQT's acquisition history; drilled two deep Utica wells ~30% faster than Olympus' historic performance, saving $2 million per well
•Operational Efficiencies: Set multiple EQT records, including highest pumping hours in a month, fastest quarterly completion pace and the most lateral footage drilled and completed in a 24-hour period
•MVP Boost: Exceptionally strong and oversubscribed open season with capacity upsized by 20% to 600 MDth/d due to strong utility demand; projected build multiple of approximately 3.0x adjusted EBITDA(1)
•LNG Offtake: Signed LNG offtake agreements for 4.5 million tonnes per annum in aggregate with Sempra, NextDecade and Commonwealth LNG beginning in 2030–2031; represents patient and successful execution of LNG strategy underpinned by direct connectivity to end users globally
•Dividend Increased: Increased dividend by 5% to $0.66 per share, annualized; compounded annual dividend growth rate of ~8% since 2022 with durability underpinned by material cost structure improvements and synergy capture over this period

President and CEO Toby Z. Rice stated, "Third quarter results built upon EQT’s extensive track record of delivering operational and financial outperformance. Production, operating expenses, capital spending and price realizations were all at the favorable end of guidance, highlighting the efficiency gains and tangible synergy capture of our vertically integrated platform. We rapidly integrated the Olympus assets and are already seeing material operational outperformance with EQT at the helm. Simply put, our execution machine is firing on all cylinders, and the benefits are accruing to shareholders via significant free cash flow outperformance relative to both internal and consensus expectations."

Rice continued, "We also completed the highly successful MVP Boost open season and elected to upsize capacity to 600 MDth/d due to strong demand from leading utilities. This project will provide gas supply from Appalachia into Northern Virginia and the Southeast regions, unleashing affordable, reliable, low emissions natural gas into areas that are seeing significant demand growth. MVP Boost represents just one of several strategic growth initiatives in our project pipeline, which offer highly attractive, full cycle returns and create the option to sustainably grow our upstream business in the years ahead."

(1)A non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure.

Third Quarter 2025 Financial and Operational Performance

	Three Months Ended September 30,
($ millions, except average realized price and EPS)	2025	2024	Change

Total sales volume (Bcfe)	634	581	53
Average realized price ($/Mcfe)	$2.76	$2.38	$0.38
Net income (loss) attributable to EQT	$336	$(301)	$637
Adjusted net income attributable to EQT (a)	$329	$91	$238
Diluted income (loss) per share (EPS)	$0.53	$(0.54)	$1.07
Adjusted EPS (a)	$0.52	$0.16	$0.36
Net income (loss)	$407	$(297)	$704
Adjusted EBITDA (a)	$1,328	$832	$496
Adjusted EBITDA attributable to EQT (a)	$1,200	$824	$376
Net cash provided by operating activities	$1,018	$593	$425
Adjusted operating cash flow (a)	$1,221	$522	$699
Adjusted operating cash flow attributable to EQT (a)	$1,094	$517	$577
Capital expenditures	$618	$558	$60
Capital contributions to equity method investments	$2	$85	$(83)
Free cash flow (a)	$601	$(121)	$722
Free cash flow attributable to EQT (a)	$484	$(125)	$609

(a)A non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure.

Per Unit Operating Costs
The following table presents certain of the Company's consolidated operating costs on a per unit basis.(a)

	Three Months Ended September 30,		Nine Months Ended September 30,
Per Unit ($/Mcfe)	2025	2024	2025	2024

Gathering	$0.06	$0.20	$0.07	$0.44
Transmission	0.40	0.43	0.43	0.37
Processing	0.13	0.13	0.14	0.13
Lease operating expense (LOE)	0.09	0.09	0.09	0.09
Production taxes	0.06	0.07	0.07	0.08
Operating and maintenance (O&M)	0.10	0.07	0.09	0.04
Selling, general and administrative (SG&A)	0.16	0.15	0.15	0.14
Operating costs	$1.00	$1.14	$1.04	$1.29

Production depletion	$0.95	$0.91	$0.95	$0.90

(a)References in this release to the "Company" refer to EQT Corporation together with its consolidated subsidiaries. As used throughout this release, per unit operating costs reflect, for each period presented, the consolidated amount of such operating cost for the Company (aggregated irrespective of business segment) divided by total sales volume (Mcfe).

Gathering expense per Mcfe decreased for the three months ended September 30, 2025 compared to the same period in 2024 due primarily to the Company's ownership of the gathering, transmission and storage assets acquired in the Company's acquisition of Equitrans Midstream Corporation (the Equitrans Midstream Merger) completed in the third quarter of 2024. In addition, gathering expense per unit decreased due to the Company's divestiture of assets in Northeast Pennsylvania completed in December 2024 and increased sales volume.

Transmission expense per Mcfe decreased for the three months ended September 30, 2025 compared to the same period in 2024 due primarily to increased sales volume.

O&M expense per Mcfe increased for the three months ended September 30, 2025 compared to the same period in 2024 as a result of the Company's operation of the gathering, transmission and storage assets acquired in the Equitrans Midstream Merger.

Production depletion expense per Mcfe increased for the three months ended September 30, 2025 compared to the same period in 2024 due to increased sales volume and higher annual depletion rate.

Liquidity
As of September 30, 2025, the Company had no borrowings outstanding under EQT Corporation's $3.5 billion revolving credit facility. Total liquidity, excluding available capacity under Eureka Midstream, LLC's (Eureka Midstream) revolving credit facility, as of September 30, 2025 was $3.7 billion.

As of September 30, 2025, total debt and net debt(1) were $8.2 billion and $8.0 billion, respectively, compared to $9.3 billion and $9.1 billion, respectively, as of December 31, 2024.

(1)A non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure.

Fourth Quarter 2025 Outlook
The Company expects total sales volume of 550 – 600 Bcfe in the fourth quarter of 2025, which includes the impact of 15 – 20 Bcfe of strategic curtailments. Total capital expenditures in the fourth quarter of 2025 are expected to be $635 – $735 million, including $555 – $635 million of maintenance capital expenditures. The Company plans to turn-in-line (TIL) 18 – 28 net wells in the fourth quarter of 2025.

2025 Guidance

Production	Q4 2025	Full Year 2025
Total sales volume (Bcfe)	550 – 600	2,325 – 2,375
Liquids sales volume, excluding ethane (Mbbl)	4,100 – 4,400	16,400 – 16,700
Ethane sales volume (Mbbl)	1,700 – 1,850	7,150 – 7,300
Total liquids sales volume (Mbbl)	5,800 – 6,250	23,550 – 24,000

Btu uplift (MMBtu/Mcf)	1.055 – 1.065	1.055 – 1.065

Average differential ($/Mcf)	($0.60) – ($0.50)	($0.60) – ($0.50)

Resource Counts
Top-hole rigs	2 – 3	2 – 3
Horizontal rigs	3 – 4	3 – 4
Frac crews	2 – 3	2 – 3

Third-party Midstream Revenue ($ Millions)	$135 – $160	$590 – $615

Per Unit Operating Costs ($/Mcfe)
Gathering	$0.07 – $0.09	$0.07 – $0.09
Transmission	$0.42 – $0.44	$0.42 – $0.44
Processing	$0.13 – $0.15	$0.13 – $0.15
LOE	$0.10 – $0.12	$0.09 – $0.11
Production taxes	$0.06 – $0.08	$0.07 – $0.09
O&M	$0.09 – $0.11	$0.09 – $0.11
SG&A	$0.19 – $0.21	$0.16 – $0.18
Operating costs	$1.06 – $1.20	$1.03 – $1.17

Equity Method Investments and Midstream JV Noncontrolling Interest ($ Millions)
Distributions from Mountain Valley Pipeline, LLC (the MVP Joint Venture) and Laurel Mountain Midstream, LLC (LMM)	$45 – $55	$250 – $260
Distributions to Pipebox LLC (the Midstream JV) Noncontrolling Interest (a)	$90 – $105	$350 – $365

Capital Expenditures and Capital Contributions ($ Millions)
Upstream maintenance	$420 – $480	$1,540 – $1,600
Midstream maintenance	$90 – $100	$280 – $290
Corporate & capitalized costs	$45 – $55	$190 – $200
Total maintenance capital expenditures	$555 – $635	$2,010 – $2,090
Strategic growth capital expenditures	$80 – $100	$290 – $310
Total capital expenditures	$635 – $735	$2,300 – $2,400

Capital contributions to equity method investments (b)	$35 – $45	$80 – $90

(a)Assumes Midstream JV cash distributions of 60% to third-party noncontrolling interest.
(b)Includes capital contributions to the MVP Joint Venture (including the MVP mainline, MVP Southgate and MVP Boost) and LMM.

Third Quarter 2025 Earnings Webcast Information
The Company's conference call with securities analysts begins at 10:00 a.m. ET on Wednesday October 22, 2025 and will be broadcast live via webcast. An accompanying presentation is available on the Company's investor relations website, www.ir.eqt.com under "Events & Presentations." To access the live audio webcast, visit the Company's investor relations website at ir.eqt.com. A replay will be archived and available for one year in the same location after the conclusion of the live event.

Hedging (as of October 15, 2025)
The following table summarizes the approximate volume and prices of the Company's NYMEX hedge positions. The difference between the fixed price and NYMEX price is included in average differential presented in the Company's price reconciliation.

	Q4 2025 (a)	Q1 2026	Q2 2026	Q3 2026	Q4 2026	Q1 2027
Hedged Volume (MMDth)	332	80	31	29	27	9
Hedged Volume (MMDth/d)	3.6	0.9	0.3	0.3	0.3	0.1
Swaps – Short
Volume (MMDth)	95	—	—	—	—	—
Avg. Price ($/Dth)	$3.28	$—	$—	$—	$—	$—
Calls – Short
Volume (MMDth)	189	80	31	29	27	9
Avg. Strike ($/Dth)	$5.34	$5.77	$4.22	$4.17	$4.35	$4.25
Puts – Long
Volume (MMDth)	237	80	31	29	27	9
Avg. Strike ($/Dth)	$3.35	$3.79	$3.31	$3.29	$3.40	$3.30
Option Premiums
Cash Settlement of Deferred Premiums (millions)	$(45)	$—	$—	$—	$—	$—

(a)October 1 through December 31.

The Company has also entered into transactions to hedge basis. The Company may use other contractual agreements from time to time to implement its commodity hedging strategy.

Non-GAAP Disclosures
This news release includes the non-GAAP financial measures described below. These non-GAAP measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income attributable to EQT Corporation, diluted EPS, net income, net cash provided by operating activities, total Production operating revenues, total debt, or any other measure calculated in accordance with GAAP. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure, and historic costs of depreciable assets.

Adjusted Net Income Attributable to EQT and Adjusted EPS
Adjusted net income attributable to EQT is defined as net income (loss) attributable to EQT Corporation, excluding (gain) loss on sale/exchange of long-lived assets, impairments, the revenue impact of changes in the fair value of derivative instruments prior to settlement and certain other items that the Company's management believes do not reflect the Company's core operating performance. Adjusted EPS is defined as adjusted net income attributable to EQT divided by diluted weighted average common shares outstanding.

As a result of the Class B Unitholder's noncontrolling equity interest ownership in the Midstream JV that commenced on December 30, 2024, the Company has adjusted its non-GAAP measure of adjusted net income attributable to EQT. Beginning in the first quarter of 2025, adjusted net income attributable to EQT and the related non-GAAP financial measure of adjusted EPS are no longer adjusted for income from investments, distributions received from equity method investments or non-cash interest expense (amortization). Adjusted net income attributable to EQT and adjusted EPS presented in this news release for the comparative period have also been calculated based on the updated definition.

The Company's management believes adjusted net income attributable to EQT and adjusted EPS provide useful information to investors regarding the Company’s financial condition and results of operations because it helps facilitate comparisons of operating performance and earnings trends across periods by excluding the impact of items that, in their opinion, do not reflect the Company’s core operating performance. For example, adjusted net income attributable to EQT and adjusted EPS reflect only the impact of settled derivative contracts; thus, the measures exclude the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement.

The table below reconciles adjusted net income attributable to EQT and adjusted EPS with net income (loss) attributable to EQT Corporation and diluted EPS, respectively, the most comparable financial measures calculated in accordance with GAAP, each as derived from the Statements of Condensed Consolidated Operations to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(Thousands, except per share amounts)
Net income (loss) attributable to EQT Corporation	$335,862	$(300,823)	$1,362,148	$(187,818)
(Deduct) add:
(Gain) loss on sale/exchange of long-lived assets	(5,623)	10,117	(2,402)	(309,865)
Impairment and expiration of leases	3,476	12,095	9,391	58,963
Gain on derivatives	(135,784)	(66,816)	(176,829)	(234,660)
Net cash settlements received (paid) on derivatives	74,960	288,136	(118,390)	1,037,321
Premiums paid for derivatives that settled during the period	—	(4,971)	—	(44,565)
Other expenses (a)	28,962	279,751	182,693	328,913
Loss on debt extinguishment	1,909	365	19,478	5,651
Tax impact of non-GAAP items (b)	24,818	(126,420)	38,774	(235,254)
Adjusted net income attributable to EQT	$328,580	$91,434	$1,314,863	$418,686

Diluted weighted average common shares outstanding	628,324	563,956	611,427	484,526
Diluted EPS	$0.53	$(0.54)	$2.23	$(0.39)
Adjusted EPS	$0.52	$0.16	$2.15	$0.86

(a)Other expenses consist primarily of transaction costs associated with acquisitions and other strategic transactions and costs related to exploring new venture opportunities. Other expenses for the three and nine months ended September 30, 2025 included the impact of $21.0 million and $24.5 million, respectively, of cash transaction costs related to the Company's acquisition of Olympus Energy (the Olympus Energy Acquisition). In addition, other expenses for the nine months ended September 30, 2025 and 2024 included the impact of $133.7 million and $17.5 million, respectively, of net expense related to a securities class action settlement.
(b)The tax impact of non-GAAP items represents the incremental tax expense/benefit that would have been incurred by the Company had these items been excluded from net income (loss) attributable to EQT Corporation, which resulted in a blended tax rate of 24.7% and 24.4% for the three months ended September 30, 2025 and 2024, respectively, and 25.1% and 27.9% for the nine months ended September 30, 2025 and 2024, respectively. The blended tax rates differ from the Company's statutory tax rate due primarily to state taxes, including valuation allowances limiting certain state tax benefits.

Adjusted EBITDA, Adjusted EBITDA Attributable to Noncontrolling Interests and Adjusted EBITDA Attributable to EQT
Adjusted EBITDA is defined as net income excluding net interest expense, income tax expense (benefit), depreciation, depletion and amortization, (gain) loss on sale/exchange of long-lived assets, impairments, the revenue impact of changes in the fair value of derivative instruments prior to settlement and certain other items that the Company's management believes do not reflect the Company's core operating performance. Adjusted EBITDA attributable to EQT is defined as adjusted EBITDA less adjusted EBITDA attributable to noncontrolling interests. Adjusted EBITDA attributable to noncontrolling interests is defined as the proportionate share of adjusted EBITDA attributable to the third-party ownership interests in the Non-Wholly-Owned Consolidated Subsidiaries (defined below).

As a result of the Company's completion of the Equitrans Midstream Merger in July 2024, which meaningfully increased the Company's equity method investments, the Company adjusted its non-GAAP measure of adjusted EBITDA. Beginning in the third quarter of 2024, adjusted EBITDA was changed to include distributions received from equity method investments. In addition, as a result of the Class B Unitholder's noncontrolling equity interest ownership in the Midstream JV that commenced on December 30, 2024, beginning in the first quarter of 2025, the amounts attributable to noncontrolling interests meaningfully impacted the Company's consolidated results, and, therefore, the Company began presenting adjusted EBITDA attributable to noncontrolling interests. Adjusted EBITDA attributable to noncontrolling interests presented in this news release for the prior comparative period has also been calculated based on the updated definition, and, certain prior period amounts have been recast for comparability.

The Company's management believes that these measures provide useful information to investors regarding the Company’s financial condition and results of operations because they help facilitate comparisons of operating performance and earnings trends across periods by excluding the impact of items that, in their opinion, do not reflect the Company’s core operating performance. For example, adjusted EBITDA reflects only the impact of settled derivative instruments and excludes the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement. In addition, adjusted EBITDA includes the impact of distributions received from equity method investments, which excludes the impact of depreciation included within equity earnings from equity method investments and helps facilitate comparisons of the core operating performance of the Company's equity method investments.

The table below reconciles adjusted EBITDA and adjusted EBITDA attributable to EQT with net income, the most comparable financial measure as calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(Thousands)
Net income (loss)	$407,216	$(297,432)	$1,579,290	$(185,130)
Add (deduct):
Interest expense, net	109,929	158,299	333,166	268,390
Income tax expense (benefit)	129,266	(104,870)	443,549	(124,790)
Depreciation, depletion and amortization	688,382	589,299	1,932,628	1,542,031
(Gain) loss on sale/exchange of long-lived assets	(5,623)	10,117	(2,402)	(309,865)
Impairment and expiration of leases	3,476	12,095	9,391	58,963
Gain on derivatives	(135,784)	(66,816)	(176,829)	(234,660)
Net cash settlements received (paid) on derivatives	74,960	288,136	(118,390)	1,037,321
Premiums paid for derivatives that settled during the period	—	(4,971)	—	(44,565)
Other expenses (a)	28,962	279,751	182,693	328,913
Income from investments	(44,638)	(34,242)	(138,274)	(36,674)
Distributions from equity method investments	69,679	2,212	202,560	11,187
Loss on debt extinguishment	1,909	365	19,478	5,651
Adjusted EBITDA	1,327,734	831,943	4,266,860	2,316,772
Deduct: Adjusted EBITDA attributable to noncontrolling interests (b)	(128,230)	(7,783)	(390,194)	(7,339)
Adjusted EBITDA attributable to EQT	$1,199,504	$824,160	$3,876,666	$2,309,433

(a)Other expenses consist primarily of transaction costs associated with acquisitions and other strategic transactions and costs related to exploring new venture opportunities. Other expenses for the three and nine months ended September 30, 2025 included the impact of $21.0 million and $24.5 million, respectively, of cash transaction costs related to the Olympus Energy Acquisition. In addition, other expenses for the nine months ended September 30, 2025 and 2024 included the impact of $133.7 million and $17.5 million, respectively, of net expense related to a securities class action settlement.
(b)A non-GAAP financial measure. See below for a reconciliation of this non-GAAP financial measure to the most comparable financial measure as calculated in accordance with GAAP.

The Company consolidates its controlling equity interests in the Midstream JV, Eureka Midstream Holdings, LLC (Eureka Midstream Holdings) and Teralytic Holdings Inc. (Teralytic, and, together with the Midstream JV and Eureka Midstream Holdings, the Non-Wholly-Owned Consolidated Subsidiaries). The table below reconciles adjusted EBITDA of the Non-Wholly-Owned Consolidated Subsidiaries and adjusted EBITDA attributable to noncontrolling interests with net income of the Non-Wholly-Owned Consolidated Subsidiaries, the most comparable financial measure as calculated in accordance with GAAP. The Company's management believes adjusted EBITDA attributable to noncontrolling interests provides useful information to investors regarding the impact of the third-party ownership interest in the Non-Wholly-Owned Consolidated Subsidiaries on the Company's financial condition and results of operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(Thousands)
Non-Wholly-Owned Consolidated Subsidiaries:
Net income	$158,088	$8,320	$500,966	$6,366
Add (deduct):
Interest expense, net	3,742	5,087	11,014	5,087
Depreciation and amortization	34,879	5,989	96,723	6,707
Loss on sale/exchange of long-lived assets	—	—	349	—
Income from investments	(42,078)	—	(125,652)	—
Distributions from equity method investments	66,579	—	191,090	—
Adjusted EBITDA	221,210	19,396	674,490	18,160
Deduct: Adjusted EBITDA of the Non-Wholly-Owned Consolidated Subsidiaries attributable to EQT (a)	(92,980)	(11,613)	(284,296)	(10,821)
Adjusted EBITDA attributable to noncontrolling interests	$128,230	$7,783	$390,194	$7,339

(a)Adjusted EBITDA of the Non-Wholly-Owned Consolidated Subsidiaries attributable to EQT is calculated based on EQT Corporation's current 40% Class A Unitholder share of available cash flow distributions from the Midstream JV, 60% ownership interest in Eureka Midstream Holdings and approximate 34% ownership interest in Teralytic. The Company believes that using its distribution share from the Midstream JV in the calculation of adjusted EBITDA of the Non-Wholly-Owned Consolidated Subsidiaries attributable to EQT best reflects the economic impact of the Company's investment in the Midstream JV on adjusted EBITDA and earnings trends.

The Company has not provided projected net income or a reconciliation of projected adjusted EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP. Net income includes the impact of depreciation, depletion and amortization expense, income tax expense (benefit), the revenue impact of changes in the projected fair value of derivative instruments prior to settlement and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, projected net income, and a reconciliation of projected adjusted EBITDA to projected net income, are not available without unreasonable effort.

Adjusted Operating Cash Flow, Adjusted Operating Cash Flow Attributable to EQT, Free Cash Flow and Free Cash Flow Attributable to EQT
Adjusted operating cash flow is defined as net cash provided by operating activities less changes in other assets and liabilities. Adjusted operating cash flow attributable to EQT is defined as adjusted operating cash flow less adjusted EBITDA attributable to noncontrolling interests excluding net interest expense attributable to noncontrolling interests. Free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures and capital contributions to equity method investments. Free cash flow attributable to EQT is defined as adjusted operating cash flow attributable to EQT less accrual-based capital expenditures and capital contributions to equity method investments excluding the proportionate share of accrual-based capital expenditures and capital contributions to equity method investments attributable to the third-party ownership interests in the Non-Wholly-Owned Consolidated Subsidiaries.

As a result of the Company's completion of the Equitrans Midstream Merger in July 2024, which meaningfully increased the Company's equity method investments, the Company adjusted its non-GAAP measure of free cash flow. Beginning in the third quarter of 2024, free cash flow was changed to exclude capital contributions to equity method investments. In addition, as a result of the Class B Unitholder's noncontrolling equity interest ownership in the Midstream JV that commenced on December 30, 2024, the amounts attributable to noncontrolling interests meaningfully impacted the Company's consolidated cash flows, and, therefore, the Company began presenting free cash flow attributable to EQT. Free cash flow attributable to EQT presented in this news release for the prior comparative period has also been calculated based on the updated definition, and, certain prior period amounts have been recast for comparability.

The Company's management believes these measures provide useful information to investors regarding the Company's liquidity, including the Company's ability to generate cash flow in excess of its capital requirements and return cash to shareholders.

The tables below reconcile adjusted operating cash flow, adjusted operating cash flow attributable to EQT, free cash flow and free cash flow attributable to EQT with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(Thousands)
Net cash provided by operating activities	$1,017,699	$592,989	$4,000,565	$2,070,697
Decrease (increase) in changes in other assets and liabilities	203,441	(70,703)	(194,779)	(192,830)
Adjusted operating cash flow (a)	1,221,140	522,286	3,805,786	1,877,867
Deduct:
Capital expenditures	(617,893)	(557,889)	(1,668,896)	(1,683,011)
Capital contributions to equity method investments	(2,359)	(85,196)	(44,406)	(87,804)
Free cash flow (a)	$600,888	$(120,799)	$2,092,484	$107,052

(a)Adjusted operating cash flow and free cash flow for the three and nine months ended September 30, 2025 included the impact of $21.0 million and $24.5 million, respectively, of cash transaction costs related to the Olympus Energy Acquisition. In addition, these measures for the nine months ended September 30, 2025 and 2024 included the impact of $133.7 million and $17.5 million, respectively, of net expense related to a securities class action settlement.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(Thousands)
Net cash provided by operating activities	$1,017,699	$592,989	$4,000,565	$2,070,697
Decrease (increase) in changes in other assets and liabilities	203,441	(70,703)	(194,779)	(192,830)
Adjusted operating cash flow (a)	1,221,140	522,286	3,805,786	1,877,867
(Deduct) add:
Adjusted EBITDA attributable to noncontrolling interests (b)	(128,230)	(7,783)	(390,194)	(7,339)
Net interest expense attributable to noncontrolling interests	1,190	2,035	3,470	2,035
Adjusted operating cash flow attributable to EQT (a) (c)	1,094,100	516,538	3,419,062	1,872,563
(Deduct) add:
Capital expenditures	(617,893)	(557,889)	(1,668,896)	(1,683,011)
Capital contributions to equity method investments	(2,359)	(85,196)	(44,406)	(87,804)
Capital expenditures attributable to noncontrolling interests	9,962	1,664	30,051	1,664
Capital contributions to equity method investments attributable to noncontrolling interests	—	—	23,123	—
Free cash flow attributable to EQT (a) (c)	$483,810	$(124,883)	$1,758,934	$103,412

(a)Adjusted operating cash flow, adjusted operating cash flow attributable to EQT and free cash flow attributable to EQT for the three and nine months ended September 30, 2025 included the impact of $21.0 million and $24.5 million, respectively, of cash transaction costs related to the Olympus Energy Acquisition. In addition, these measures for the nine months ended September 30, 2025 and 2024 included the impact of $133.7 million and $17.5 million, respectively, of net expense related to a securities class action settlement.
(b)A non-GAAP financial measure. See above for a reconciliation of this non-GAAP financial measure to the most comparable financial measure as calculated in accordance with GAAP.
(c)Adjusted operating cash flow attributable to EQT and free cash flow attributable to EQT are calculated based on EQT Corporation's current 40% Class A Unitholder share of available cash flow distributions from the Midstream JV, 60% ownership interest in Eureka Midstream Holdings and approximate 34% ownership interest in Teralytic. The Company believes that using its distribution share from the Midstream JV in the calculation of these measures best reflect the economic impact of the Company's investment in the Midstream JV on adjusted operating cash flow, free cash flow and earnings trends.

The tables below present adjusted operating cash flow, free cash flow, adjusted operating cash flow attributable to EQT and free cash flow attributable to EQT for the quarters ended September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024 as derived from (i) the Statements of Condensed Consolidated Cash Flows to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, (ii) the Statements of Condensed Consolidated Cash Flows included in EQT Corporation's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and March 31, 2025 and (iii) the Statements of Consolidated Cash Flows included in EQT Corporation's Annual Report on Form 10-K for the year ended December 31, 2024.

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

	(Thousands)
Net cash provided by operating activities	$1,017,699	$1,241,699	$1,741,167	$756,276
Decrease (increase) in changes in other assets and liabilities	203,441	(323,821)	(74,399)	474,635
Adjusted operating cash flow (a)	1,221,140	917,878	1,666,768	1,230,911
Deduct:
Capital expenditures	(617,893)	(553,559)	(497,444)	(582,937)
Capital contributions to equity method investments	(2,359)	(24,101)	(17,946)	(60,245)
Free cash flow (a)	$600,888	$340,218	$1,151,378	$587,729

(a)Adjusted operating cash flow and free cash flow for the three months ended September 30, 2025 included the impact of $21.0 million of cash transaction costs related to the Olympus Energy Acquisition. In addition, adjusted operating cash flow and free cash flow for the three months ended June 30, 2025 included the impact of $133.7 million of net expense related to a securities class action settlement.

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

	(Thousands)
Net cash provided by operating activities	$1,017,699	$1,241,699	$1,741,167	$756,276
Decrease (increase) in changes in other assets and liabilities	203,441	(323,821)	(74,399)	474,635
Adjusted operating cash flow (a)	1,221,140	917,878	1,666,768	1,230,911
(Deduct) add:
Adjusted EBITDA attributable to noncontrolling interests (b)	(128,230)	(125,164)	(136,800)	(12,286)
Net interest expense attributable to noncontrolling interests	1,190	1,028	1,252	2,472
Adjusted operating cash flow attributable to EQT (a) (c)	1,094,100	793,742	1,531,220	1,221,097
(Deduct) add:
Capital expenditures	(617,893)	(553,559)	(497,444)	(582,937)
Capital contributions to equity method investments	(2,359)	(24,101)	(17,946)	(60,245)
Capital expenditures attributable to noncontrolling interests	9,962	9,907	10,182	2,308
Capital contributions to equity method investments attributable to noncontrolling interests	—	13,587	9,536	—
Free cash flow attributable to EQT (a) (c)	$483,810	$239,576	$1,035,548	$580,223

(a)Adjusted operating cash flow, adjusted operating cash flow attributable to EQT and free cash flow attributable to EQT for the three months ended September 30, 2025 included the impact of $21.0 million of cash transaction costs related to the Olympus Energy Acquisition. In addition, adjusted operating cash flow, adjusted operating cash flow attributable to EQT and free cash flow attributable to EQT for the three months ended June 30, 2025 included the impact of $133.7 million of net expense related to a securities class action settlement.
(b)A non-GAAP financial measure. See above for a reconciliation of this non-GAAP financial measure to the most comparable financial measure as calculated in accordance with GAAP.
(c)Adjusted operating cash flow attributable to EQT and free cash flow attributable to EQT are calculated based on EQT Corporation's current 40% Class A Unitholder share of available cash flow distributions from the Midstream JV, 60% ownership interest in Eureka Midstream Holdings and approximate 34% ownership interest in Teralytic. The Company believes that using its distribution share from the Midstream JV in the calculation of these measures best reflect the economic impact of the Company's investment in the Midstream JV on adjusted operating cash flow, free cash flow and earnings trends.

Production Adjusted Operating Revenues
Production adjusted operating revenues (also referred to as total natural gas and liquids sales, including cash settled derivatives) is defined as total Production operating revenues, less the revenue impact of changes in the fair value of derivative instruments prior to settlement and Production other revenues. The Company’s management believes that this measure provides useful information to investors regarding the Company's financial condition and results of operations because it helps facilitate comparisons of operating performance and earnings trends across periods. Production adjusted operating revenues reflects only the impact of settled derivative contracts; thus, the measure excludes the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement. The measure also excludes Production other revenues because it is unrelated to the revenue from the Company's natural gas and liquids production.

The table below reconciles Production adjusted operating revenues with total Production operating revenues, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(Thousands, unless otherwise noted)
Total Production operating revenues	$1,815,766	$1,178,067	$5,805,591	$3,536,264
(Deduct) add:
Production gain on derivatives	(135,784)	(72,489)	(176,829)	(240,333)
Net cash settlements received (paid) on derivatives	74,960	288,136	(118,390)	1,037,321
Premiums paid for derivatives that settled during the period	—	(4,971)	—	(44,565)
Production other revenues	(2,365)	(5,826)	(5,919)	(2,757)
Production adjusted operating revenues	$1,752,577	$1,382,917	$5,504,453	$4,285,930

Total sales volume (MMcfe)	634,395	581,414	1,773,373	1,622,976
Average sales price ($/Mcfe)	$2.64	$1.89	$3.17	$2.03
Average realized price ($/Mcfe)	$2.76	$2.38	$3.10	$2.64

Net Debt
Net debt is defined as total debt less cash and cash equivalents. Total debt includes the Company's current portion of debt, revolving credit facility borrowings, term loan facility borrowings and senior notes. The Company's management believes net debt provides useful information to investors regarding the Company's financial condition and assists them in evaluating the Company's leverage since the Company could choose to use its cash and cash equivalents to retire debt.

The table below reconciles net debt with total debt, the most comparable financial measure calculated in accordance with GAAP, as derived from the Condensed Consolidated Balance Sheets to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and the Condensed Consolidated Balance Sheets included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

	September 30, 2025	December 31, 2024	September 30, 2024

	(Thousands)
Current portion of debt (a)	$506,690	$320,800	$400,150
Revolving credit facility borrowings (b)	278,000	150,000	2,297,000
Term loan facility borrowings	—	—	497,970
Senior notes	7,433,132	8,853,377	10,598,428
Total debt	8,217,822	9,324,177	13,793,548
Less: Cash and cash equivalents	235,736	202,093	88,980
Net debt	$7,982,086	$9,122,084	$13,704,568

(a)As of September 30, 2025, the current portion of debt included EQT Corporation's 3.125% senior notes and 7.75% debentures. As of December 31, 2024, the current portion of debt included borrowings outstanding under Eureka Midstream's revolving credit facility. Eureka Midstream is a wholly-owned subsidiary of Eureka Midstream Holdings. As of September 30, 2024, the current portion of debt included EQM Midstream Partners, LP's 6.000% senior notes.
(b)As of September 30, 2025, revolving credit facility borrowings included borrowings outstanding under Eureka Midstream's revolving credit facility. As of December 31, 2024, revolving credit facility borrowings included borrowings outstanding under EQT Corporation's revolving credit facility. As of September 30, 2024, revolving credit facility borrowings included borrowings outstanding under EQT Corporation's and Eureka Midstream's revolving credit facilities.

Investor Contact
Cameron Horwitz
Managing Director, Investor Relations & Strategy
412.445.8454
Cameron.Horwitz@eqt.com

About EQT Corporation
EQT Corporation is a premier, vertically integrated American natural gas company with production and midstream operations focused in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

EQT management speaks to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via EQT’s investor relations website at https://ir.eqt.com.

Cautionary Statements Regarding Forward-Looking Statements
This news release contains, and certain statements made during the above referenced conference call will be, forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release or made during the above referenced conference call specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQT Corporation (EQT) and its consolidated subsidiaries (collectively, the Company), including guidance regarding the Company's strategy to develop its reserves; drilling plans and programs (including the number and type of drilling rigs and the number of frac crews to be utilized by the Company, the projected amount of wells to be turned-in-line and the timing thereof); projected natural gas prices, basis and average differential; the impact of commodity prices on the Company's business; total resource potential; projected production and sales volumes; projected capital expenditures and per unit operating costs; the Company's ability to successfully implement and execute its operational, organizational, technological and environmental, social and governance (ESG) initiatives, the timing thereof and the Company's ability to achieve the anticipated results of such initiatives; the Company's plans, objectives, expectations, goals and projections relating to the Company's in-basin growth projects; the projected volumes, incremental capacity, geographic scope, timing of in-service and projected cost and investment returns of MVP Boost; the Company's ability to achieve the intended operational, financial and strategic benefits from any proposed and recently completed strategic transactions, including the Olympus Energy Acquisition, and the anticipated synergies therefrom; the amount and timing of any redemptions, repayments or repurchases of EQT's common stock, the Company's outstanding debt securities or other debt instruments; the Company's ability to reduce its debt and the timing of such reductions, if any; projected free cash flow; liquidity and financing requirements, including funding sources and availability; the Company's hedging strategy and projected margin posting obligations; the Company’s tax position and projected effective tax rate; and the expected impact of changes in laws.

The forward-looking statements included in this news release or made during the above referenced conference call involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company's ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital; the Company's hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting, storing and processing natural gas, natural gas liquids (NGLs) and oil; operational risks and hazards incidental to the gathering, transmission and storage of natural gas as well as unforeseen interruptions; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and pipe, sand and water required to execute the Company's exploration and development plans, including as a result of inflationary pressures or tariffs; risks associated with operating primarily in the Appalachian Basin; the ability to obtain environmental and other permits and the timing thereof; construction, business, economic, competitive, regulatory, judicial, environmental, political and legal uncertainties related to the development and construction by the Company or its joint ventures of pipeline and storage facilities and transmission assets and the optimization of such assets; the Company's ability to renew or replace expiring gathering, transmission or storage contracts at favorable rates, on a long-term basis or at all; risks relating to the Company's joint venture arrangements; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company's business due to recently completed or pending divestitures, acquisitions and other significant strategic transactions, including the Olympus Energy Acquisition. These and other risks and uncertainties are described under the “Risk Factors” section and elsewhere in EQT Corporation's Annual Report on Form 10-K for the year ended December 31, 2024 and other documents EQT Corporation subsequently files from time to time with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, EQT Corporation does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

EQT CORPORATION AND SUBSIDIARIES
STATEMENTS OF CONDENSED CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$1,677,617	$1,099,752	$5,622,843	$3,293,174
Gain on derivatives	135,784	66,816	176,829	234,660
Pipeline and other	145,170	117,234	456,468	120,748
Total operating revenues	1,958,571	1,283,802	6,256,140	3,648,582
Operating expenses:
Transportation and processing	377,133	440,845	1,144,458	1,529,093
Production	98,302	93,842	278,258	273,042
Operating and maintenance	60,302	40,518	161,582	65,824
Exploration	331	282	2,655	2,576
Selling, general and administrative	98,720	88,470	271,770	228,730
Depreciation, depletion and amortization	688,382	589,299	1,932,628	1,542,031
(Gain) loss on sale/exchange of long-lived assets	(5,623)	10,117	(2,402)	(309,865)
Impairment and expiration of leases	3,476	12,095	9,391	58,963
Other operating expenses	34,338	290,174	224,302	354,337
Total operating expenses	1,355,361	1,565,642	4,022,642	3,744,731
Operating income (loss)	603,210	(281,840)	2,233,498	(96,149)
Income from investments	(44,638)	(34,242)	(138,274)	(36,674)
Other income	(472)	(3,960)	(3,711)	(23,596)
Loss on debt extinguishment	1,909	365	19,478	5,651
Interest expense, net	109,929	158,299	333,166	268,390
Income (loss) before income taxes	536,482	(402,302)	2,022,839	(309,920)
Income tax expense (benefit)	129,266	(104,870)	443,549	(124,790)
Net income (loss)	407,216	(297,432)	1,579,290	(185,130)
Less: Net income attributable to noncontrolling interests	71,354	3,391	217,142	2,688
Net income (loss) attributable to EQT Corporation	$335,862	$(300,823)	$1,362,148	$(187,818)

Income (loss) per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	624,532	559,603	607,245	480,354
Net income (loss) attributable to EQT Corporation	$0.54	$(0.54)	$2.24	$(0.39)

Diluted:
Weighted average common stock outstanding	628,324	559,603	611,427	480,354
Net income (loss) attributable to EQT Corporation	$0.53	$(0.54)	$2.23	$(0.39)

EQT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2025	December 31, 2024

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$235,736	$202,093
Accounts receivable (less allowance for credit losses: $1,127 and $12,529)	803,909	1,132,608
Derivative instruments, at fair value	123,559	143,581
Income tax receivable	—	97,378
Prepaid expenses and other	103,788	139,019
Total current assets	1,266,992	1,714,679

Property, plant and equipment	47,904,599	44,505,504
Less: Accumulated depreciation and depletion	14,294,604	12,757,686
Net property, plant and equipment	33,609,995	31,747,818

Investments in unconsolidated entities	3,600,537	3,617,397
Net intangible assets	204,179	215,257
Goodwill	2,062,462	2,079,481
Other assets	451,125	455,623
Total assets	$41,195,290	$39,830,255

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$506,690	$320,800
Accounts payable	1,119,957	1,177,656
Derivative instruments, at fair value	189,635	446,519
Accrued interest	135,331	167,157
Other current liabilities	239,833	349,417
Total current liabilities	2,191,446	2,461,549

Revolving credit facility borrowings	278,000	150,000
Senior notes	7,433,132	8,853,377
Deferred income taxes	3,265,089	2,851,103
Asset retirement obligations and other liabilities	1,237,320	1,236,090
Total liabilities	14,404,987	15,552,119

Equity:
Common stock, no par value, shares authorized: 1,280,000, shares issued: 624,064 and 596,870	19,490,656	18,014,711
Retained earnings	3,663,136	2,585,238
Accumulated other comprehensive loss	(2,170)	(2,321)
Total common shareholders' equity	23,151,622	20,597,628
Noncontrolling interest in consolidated subsidiaries	3,638,681	3,680,508
Total equity	26,790,303	24,278,136
Total liabilities and equity	$41,195,290	$39,830,255

EQT CORPORATION AND SUBSIDIARIES
STATEMENTS OF CONDENSED CONSOLIDATED CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2025	2024

	(Thousands)
Cash flows from operating activities:
Net income (loss)	$1,579,290	$(185,130)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax expense (benefit)	446,674	(123,725)
Depreciation, depletion and amortization	1,932,628	1,542,031
Gain on sale/exchange of long-lived assets	(2,402)	(309,865)
Impairments	9,391	58,963
Income from investments	(138,274)	(36,674)
Loss on debt extinguishment	19,478	5,651
Share-based compensation expense	43,824	141,578
Distributions from equity method investments	202,560	11,187
Other	7,836	13,160
Gain on derivatives	(176,829)	(234,660)
Net cash settlements (paid) received on derivatives	(118,390)	1,037,321
Net premiums paid on derivatives	—	(41,970)
Changes in other assets and liabilities:
Accounts receivable	296,345	331,452
Accounts payable	(4,487)	(122,252)
Income tax receivable and payable	97,378	815
Other current assets	42,697	(10,965)
Other items, net	(237,154)	(6,220)
Net cash provided by operating activities	4,000,565	2,070,697
Cash flows from investing activities:
Capital expenditures	(1,675,691)	(1,662,112)
Cash paid for acquisitions, net of cash acquired	(484,807)	(864,242)
Net cash (paid) received for sale/exchange of assets	(8,603)	451,906
Capital contributions to equity method investments	(44,406)	(87,804)
Other investing activities	(10,388)	(80)
Net cash used in investing activities	(2,223,895)	(2,162,332)
Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	3,018,000	3,578,000
Repayment of revolving credit facility borrowings	(3,210,800)	(2,316,000)
Proceeds from issuance of debt	—	750,000
Proceeds from net settlement of Capped Call Transactions	—	93,290
Debt issuance costs	(9,623)	(18,854)
Repayment and retirement of debt	(905,698)	(1,655,706)
Net premiums paid on debt extinguishment	(29,507)	(1,543)
Dividends paid	(286,662)	(232,603)
Distributions to noncontrolling interest	(259,217)	(1,640)
Cash paid for taxes to net settle share-based incentive awards	(53,830)	(92,492)
Other financing activities	(5,690)	(2,814)
Net cash (used in) provided by financing activities	(1,743,027)	99,638
Net change in cash and cash equivalents	33,643	8,003
Cash and cash equivalents at beginning of period	202,093	80,977
Cash and cash equivalents at end of period	$235,736	$88,980

EQT CORPORATION AND SUBSIDIARIES
PRICE RECONCILIATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(Thousands, unless otherwise noted)
NATURAL GAS
Sales volume (MMcf)	595,642	547,225	1,666,421	1,520,574
NYMEX price ($/MMBtu)	$3.07	$2.15	$3.37	$2.12
Btu uplift	0.17	0.12	0.19	0.12
Natural gas price ($/Mcf)	$3.24	$2.27	$3.56	$2.24

Basis ($/Mcf) (a)	$(0.70)	$(0.56)	$(0.50)	$(0.40)
Cash settled basis swaps ($/Mcf)	0.02	(0.09)	(0.02)	(0.10)
Average differential, including cash settled basis swaps ($/Mcf)	(0.68)	(0.65)	(0.52)	(0.50)
Average adjusted price ($/Mcf)	2.56	1.62	3.04	1.74
Cash settled derivatives ($/Mcf)	0.10	0.61	(0.05)	0.75
Average natural gas price, including cash settled derivatives ($/Mcf)	$2.66	$2.23	$2.99	$2.49
Natural gas sales, including cash settled derivatives	$1,586,374	$1,222,498	$4,987,247	$3,786,058

LIQUIDS
NGLs, excluding ethane:
Sales volume (MMcfe) (b)	23,650	22,253	66,997	63,393
Sales volume (Mbbl)	3,942	3,710	11,166	10,566
NGLs price ($/Bbl)	$31.82	$35.20	$37.12	$38.18
Cash settled derivatives ($/Bbl)	0.70	(0.11)	(0.21)	(0.20)
Average NGLs price, including cash settled derivatives ($/Bbl)	$32.52	$35.09	$36.91	$37.98
NGLs sales, including cash settled derivatives	$128,183	$130,140	$412,206	$401,232
Ethane:
Sales volume (MMcfe) (b)	12,157	9,864	32,759	32,416
Sales volume (Mbbl)	2,026	1,644	5,460	5,403
Ethane price ($/Bbl)	$6.86	$5.56	$8.01	$5.97
Ethane sales	$13,901	$9,135	$43,730	$32,237
Oil:
Sales volume (MMcfe) (b)	2,946	2,072	7,196	6,593
Sales volume (Mbbl)	491	345	1,199	1,099
Oil price ($/Bbl)	$49.12	$61.25	$51.09	$60.43
Oil sales	$24,119	$21,144	$61,270	$66,403

Total liquids sales volume (MMcfe) (b)	38,753	34,189	106,952	102,402
Total liquids sales volume (Mbbl)	6,459	5,699	17,825	17,068
Total liquids sales	$166,203	$160,419	$517,206	$499,872

TOTAL
Total natural gas and liquids sales, including cash settled derivatives (c)	$1,752,577	$1,382,917	$5,504,453	$4,285,930
Total sales volume (MMcfe)	634,395	581,414	1,773,373	1,622,976
Average realized price ($/Mcfe)	$2.76	$2.38	$3.10	$2.64

(a)Basis represents the difference between the ultimate sales price for natural gas, including the effects of delivered price benefit or deficit associated with the Company's firm transportation agreements, and the NYMEX natural gas price.
(b)NGLs, ethane and oil were converted to Mcfe at a rate of six Mcfe per barrel.
(c)Also referred to herein as Production adjusted operating revenues, a non-GAAP supplemental financial measure.